EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION

Name:                      QUINTILES TRANSNATIONAL CORP.

Address:                   4709 Creekstone Drive
                           Riverbirch Building, Suite 200
                           Durham, NC 27703

Designated Filer:          QFinance, Inc.

Issuer & Ticker Symbol:    Icagen, Inc. (ICGN)

Date of Event Requiring
Statement:                 02/03/2005

Signature:                 By: /s/ John S. Russell
                               --------------------------------
                           Title: Executive Vice President and
                                       Chief Administrative Officer


Name:                      PHARMA SERVICES INTERMEDIATE HOLDING CORP.

Address:                   c/o Quintiles Transnational Corp.
                           4709 Creekstone Drive
                           Riverbirch Building, Suite 200
                           Durham, NC 27703

Designated Filer:          QFinance, Inc.

Issuer & Ticker Symbol:    Icagen, Inc. (ICGN)

Date of Event Requiring
Statement:                 02/03/2005

Signature:                 By: /s/ John S. Russell
                               --------------------------------
                           Title: Vice President and Secretary


Name:                      PHARMA SERVICES HOLDING, INC.

Address:                   c/o Quintiles Transnational Corp.
                           4709 Creekstone Drive
                           Riverbirch Building, Suite 200
                           Durham, NC 27703

Designated Filer:          QFinance, Inc.

Issuer & Ticker Symbol:    Icagen, Inc. (ICGN)

Date of Event Requiring
Statement:                 02/03/2005

Signature:                 By: /s/ John S. Russell
                               --------------------------------
                           Title: Vice President and Secretary